Exhibit 10.2

SECOND AMENDMENT TO

AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT

            THIS SECOND AMENDMENT, dated as of June 2, 2010, to Amended and Restated Executive Employment Agreement, dated as of December 31, 2008, between Daniel A. DeMatteo (“Executive”) and GameStop Corp. (the “Company”), as amended as of April 5, 2010 (such agreement, as previously amended, the “Original Agreement”).  (Defined terms used herein shall have the respective meanings ascribed thereto in the Original Agreement.)

            WHEREAS, the Parties desire to modify the Original Agreement as provided below;

            NOW, THEREFORE, the Parties hereby agree that the Original Agreement shall be modified as follows:

1.         Executive’s Position/Duties.  Effective as of the date hereof, during the term of the Original Agreement, including any renewal term, Executive shall be Executive Chairman of the Company, and shall have all of the duties and responsibilities of that position.

2.         Miscellaneous.  Except as modified by this Amendment mutatis mutandis, all terms and conditions set forth in the Original Agreement shall continue to apply and remain unchanged and in full force and effect, and any reference in the Original Agreement to “this Agreement” shall mean the Original Agreement as modified by this Amendment.

            IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

EXECUTIVE:

/s/ Daniel A. DeMatteo___________

Daniel A. DeMatteo

THE COMPANY:

GAMESTOP CORP.

By: /s/ Paul Raines______________

Name:  Paul Raines

Title:  Chief Executive Officer